================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 10, 2002


                       FIRST COMMUNITY CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



            Texas                        0-32609                 76-0676739
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


          14200 Gulf Freeway
            Houston, Texas                                         77034
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (281) 996-1000

================================================================================

Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of The Express Bank.

     The following financial statements of The Express Bank are being filed with this Current Report on Form 8-K:

          -    Statements of Condition as of March 31, 2002 and 2001 (Unaudited)

          - Statements of Earnings and Comprehensive Income for the Three Months Ended March 31, 2002 and 2001 (Unaudited)

          - Statements of Cash Flow for the Three Months Ended March 31, 2002 and 2001 (Unaudited)

          -    Notes to Financial Statements (Unaudited)

          -    Independent Auditor's Report

          -    Statements of Condition as of December 31, 2001 and 2000

          -    Statements of Earnings for the Years Ended December 31, 2001 and
               2000

          - Statements of Changes in Shareholders' Equity for the Years Ended December 31, 2001 and 2000

          - Statements of Cash Flows for the Years Ended December 31, 2001 and 2000

          -    Notes to Financial Statements

     (b) Pro forma financial information.

     The following unaudited pro forma financial statements of First Community Capital Corporation are being filed with this Current Report on Form 8-K:

          -    Pro Forma Financial Information

          - Pro Forma Consolidated Statement of Condition as of March 31, 2002 (Unaudited)

          - Pro Forma Consolidated Statement of Earnings and Comprehensive Income for the Three Months Ended March 31, 2002 (Unaudited)

          - Pro Forma Consolidated Statement of Earnings and Comprehensive Income for the Year Ended December 31, 2001 (Unaudited)

     (c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

      Exhibit
      Number   Description of Exhibit
      -------  ----------------------

     2.1 Stock Purchase Agreement dated as of January 8, 2002 by and among First Community Capital Corporation, as Purchaser, and the stockholders of The Express Bank, as Sellers (incorporated herein by reference to Exhibit 2.1 to the Company's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 15, 2002).

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST COMMUNITY CAPITAL CORPORATION



Dated: July 24, 2002             By:  /s/ Nigel J. Harrison
                                      ------------------------------------------
                                      Nigel J. Harrison
                                      President and Chief Executive Officer

                                 EXHIBIT INDEX

  Exhibit
  Number                             Description
  -------                            -----------

   2.1 Stock Purchase Agreement dated as of January 8, 2002 by and among First Community Capital Corporation, as Purchaser, and the stockholders of The Express Bank, as Sellers (incorporated herein by reference to Exhibit 2.1 to the Company's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 15, 2002).

                        Index to Financial Statements of
                                The Express Bank


                                                                                  Page
                                                                                  ----
Statements of Condition as of March 31, 2002 and 2001 (Unaudited)...............  F-2
Statements of Earnings and Comprehensive Income for the Three Months
     Ended March 31, 2002 and 2001 (Unaudited)..................................  F-3
Statements of Cash Flows for the Three Months Ended March 31, 2002
     and 2001 (Unaudited).......................................................  F-4
Notes to Financial Statements for March 31, 2002 and 2001 (Unaudited)...........  F-5

Independent Auditor's Report for the Years Ended December 31, 2001
     and 2000...................................................................  F-6
Statements of Condition as of December 31, 2001 and 2000........................  F-7
Statements of Earnings for the Years Ended December 31, 2001 and 2000...........  F-8
Statements of Changes in Shareholders' Equity for the Years Ended
     December 31, 2001 and 2000.................................................  F-9
Statements of Cash Flows for the for the Years Ended December 31, 2001
     and 2000...................................................................  F-10
Notes to Financial Statements for December 31, 2001 and 2000....................  F-11


                     Index to Pro Forma Financial Statements

Pro Forma Financial Information.................................................  F-21
Pro Forma Consolidated Statement of Condition as of March 31, 2002 (Unaudited)..  F-22
Pro Forma Consolidated Statement of Earnings and Comprehensive Income
     for the Three Months Ended March 31, 2002 (Unaudited)......................  F-23
Pro Forma Consolidated Statement of Earnings and Comprehensive Income
     for the Year Ended December 31, 2001 (Unaudited)...........................  F-24


                                                                THE EXPRESS BANK
                                                         STATEMENTS OF CONDITION
                                                         MARCH 31, 2002 AND 2001
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                               ASSETS                                               2002                   2001
                               ------                                         ----------------      --------------
Cash and due from banks                                                         $ 13,380,063            $ 10,863,776
Fed funds sold                                                                             -               2,400,000
                                                                              --------------           -------------

      Total cash and cash equivalents                                             13,380,063              13,263,776

Securities available for sale                                                     29,427,718              29,584,349
Interest-bearing deposits in other banks                                           2,145,566                 902,813
Federal Home Loan Bank Stock                                                         194,200                 194,200

Loans                                                                             33,412,523              34,619,076
    Less allowance for possible credit losses                                       (163,297)               (173,022)
                                                                              --------------          --------------

      Loans, net                                                                  33,249,227              34,446,054

Bank premises and equipment, net                                                   1,607,612               1,794,281
Accrued interest receivable                                                          445,404                 509,646
Other assets                                                                          74,661                 115,750
                                                                              --------------          --------------

                                                                                $ 80,524,450            $ 80,810,868
                                                                              ==============          ==============
                LIABILITIES AND SHAREHOLDERS' EQUITY
                ------------------------------------

Liabilities
    Deposits:
    Noninterest-bearing                                                         $ 13,905,802            $ 12,307,036
    Interest-bearing                                                              59,125,431              61,180,472
                                                                              --------------          --------------

      Total Deposits                                                              73,031,233              73,487,508

Accrued interest payable                                                             200,579                 395,159
Other liabilities                                                                    272,232                 294,403
                                                                              --------------          --------------

      Total Liabilities                                                           73,504,044              74,177,070
                                                                              --------------          --------------

Commitments and Contingencies

Shareholders' Equity
  Common stock, $48.33 par value, 30,000 shares authorized,
   issued and outstanding                                                          1,450,000               1,450,000
  Capital surplus                                                                  2,550,000               2,550,000
  Retained earnings                                                                2,930,834               2,275,798
  Accumulated other comprehensive gain                                                89,572                 358,000
                                                                              --------------          --------------

    Total Shareholders' Equity                                                     7,020,406               6,633,798
                                                                              --------------          --------------

                                                                                $ 80,524,450           $  80,810,868
                                                                              ==============          ==============

See accompanying notes.

                                                                THE EXPRESS BANK
                                 STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
                                      THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                                            2002                  2001
                                                   ------------------      ------------------

INTEREST INCOME
    Interest and fees on loans                      $      724,628           $     812,748
    Securities available for sale                          350,677                 413,109
    Other investments                                       73,626                 153,246
                                                    --------------           -------------

    Total Interest Income                                1,148,931               1,379,103
                                                    --------------           -------------

INTEREST EXPENSE
    Deposits                                               292,089                 644,691
                                                    --------------           -------------

    Total Interest Expense                                 292,089                 644,691
                                                    --------------           -------------

NET INTEREST INCOME                                        856,842                 734,412

PROVISION FOR POSSIBLE CREDIT LOSSES                       (18,000)                (18,000)
                                                    --------------           -------------

NET INTEREST INCOME AFTER PROVISION FOR
    POSSIBLE CREDIT LOSSES                                 838,842                 716,412
                                                    --------------           -------------

OTHER INCOME
    Service charges                                        183,211                 211,312
    Other                                                    1,579                   9,091
                                                    --------------           -------------

    Total Other Income                                     184,790                 220,403
                                                    --------------           -------------

OTHER EXPENSE
    Salaries and employee benefits                         236,024                 235,747
    Net occupancy and equipment expense                    106,195                 111,152
    Outside service fees                                    83,265                  80,538
    Other                                                   80,602                 123,768
                                                    --------------           -------------

    Total Other Expense                                    506,086                 551,205
                                                    --------------           -------------

NET INCOME                                                 517,546                 385,610

OTHER COMPREHENSIVE INCOME
 Unrealized gain on available for sale securities           14,967                 619,887
                                                    --------------           -------------
COMPREHENSIVE INCOME                                $      532,513           $   1,005,497
                                                    ==============           =============

See accompanying notes.

                                                                THE EXPRESS BANK
                                                        STATEMENTS OF CASH FLOWS
                                      THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                                                     (Unaudited)
--------------------------------------------------------------------------------


                                                                                   2002                     2001
                                                                                ------------            ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                   $    517,546            $    385,610
                                                                                ------------            ------------
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Provision for possible credit losses                                             18,000                  18,000
     Provision for depreciation and amortization                                      45,891                  51,168
     Amortization and accretion of premiums and discounts
      on investment securities, net                                                   15,074                   9,218
   Change in operating assets and liabilities:
     Accrued interest receivable                                                     159,586                  95,775
     Other assets                                                                      7,183                 (77,288)
     Accrued interest payable and other liabilities                                 (168,875)                (27,023)
                                                                                ------------            ------------

   Total adjustments                                                                  76,859                  69,850
                                                                                ------------            ------------

   Net cash provided by operating activities                                         594,405                 455,460
                                                                                ------------            ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from maturities, calls, and paydowns of securities                     1,070,682               2,615,255
   Purchase of investment securities                                                      --              (2,386,899)
   Net decrease (increase) interest-bearing deposits in other banks                  (22,047)                682,395
   Net decrease (increase) in loans                                                 (557,546)              1,023,868
   Purchases of bank premises and equipment                                               --                  (1,190)
                                                                                ------------            ------------

   Net cash provided by investing activities                                         491,089               1,933,429
                                                                                ------------            ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (decrease) increase in deposits                                            (3,396,689)                714,076
   Dividends paid                                                                   (250,000)               (250,000)
                                                                                ------------            ------------

   Net cash (used) provided by financing activities                               (3,646,689)                464,076
                                                                                ------------            ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                              (2,561,195)              2,852,965

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  15,941,258              10,410,811
                                                                                ------------            ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $ 13,380,063            $ 13,263,776
                                                                                ============            ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for:
      Interest                                                                  $    316,310            $    624,880
                                                                                ============            ============

See accompanying notes.

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                         MARCH 31, 2002 AND 2001
                                                                     (Unaudited)
--------------------------------------------------------------------------------





NOTE A            BASIS OF PRESENTATION

                  The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the rules and regulations adopted by the United States Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the entire year or any interim period. For further information, refer to the financial statements and notes thereto for the year ended December 31, 2001.

NOTE B            SUBSEQUENT EVENT

                  In January 2002, the Bank entered into a stock purchase agreement with First Community Capital Corporation to sell the outstanding shares of the Bank for a cash payment of $15,000,000. The sale of the Bank's outstanding shares to First Community Capital Corporation was completed May 10, 2002.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
The Express Bank
Alvin, Texas

We have audited the accompanying statements of condition of The Express Bank as of December 31, 2001 and 2000, and the related statements of earnings, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Express Bank at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States.



                           /s/Harper & Pearson Company



Houston, Texas
June 26, 2002

                                                                THE EXPRESS BANK
                                                         STATEMENTS OF CONDITION
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------




                                     ASSETS                                       2001                   2000
                                     ------                                ---------------          --------------

Cash and due from banks                                                      $ 15,941,258            $ 10,410,811

Securities available for sale                                                  30,498,506              29,202,034
Interest-bearing deposits in other banks                                        2,123,519               1,585,208
Federal Home Loan Bank Stock                                                      194,200                 194,200

Loans                                                                          32,875,172              35,695,804
    Less allowance for possible credit losses                                    (165,491)               (207,882)
                                                                            -------------           -------------

    Loans, net                                                                 32,709,681              35,487,922

Bank premises and equipment, net                                                1,653,502               1,844,259
Accrued interest receivable                                                       604,990                 605,421
Other assets                                                                       81,844                  38,462
                                                                            -------------           -------------

                                                                             $ 83,807,500            $ 79,368,317
                                                                            =============           =============
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

Liabilities
    Deposits:
    Noninterest-bearing                                                      $ 14,472,573            $ 12,558,051
    Interest-bearing                                                           61,955,349              60,215,381
                                                                            -------------           -------------

    Total Deposits                                                             76,427,922              72,773,432

Accrued interest payable                                                          224,800                 375,348
Other liabilities                                                                 416,885                 341,237
                                                                            -------------           -------------

    Total Liabilities                                                          77,069,607              73,490,017
                                                                            -------------           -------------

Commitments and Contingencies

Shareholders' Equity

    Common stock, $48.33 par value, 30,000 shares authorized,
     issued and outstanding                                                     1,450,000               1,450,000
    Capital surplus                                                             2,550,000               2,550,000
    Retained earnings                                                           2,663,288               2,140,187
    Accumulated other comprehensive gain (loss)                                    74,605                (261,887)
                                                                            -------------           -------------

    Total Shareholders' Equity                                                  6,737,893               5,878,300
                                                                            -------------           -------------

                                                                             $ 83,807,500            $ 79,368,317
                                                                            =============           =============

See accompanying notes.

                                                                THE EXPRESS BANK
                                                          STATEMENTS OF EARNINGS
                                          YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                       2001                    2000
                                                ------------------       ----------------
INTEREST INCOME
  Interest and fees on loans                      $   3,162,561           $   3,334,083
  Securities available for sale                       1,538,966               1,755,284
  Other investments                                     422,090                 323,181
                                                  -------------           -------------

  Total Interest Income                               5,123,617               5,412,548
                                                  -------------           -------------
INTEREST EXPENSE
  Deposits                                            2,043,732               2,235,572
  Other                                                       -                 193,537
                                                  -------------           -------------

  Total Interest Expense                              2,043,732               2,429,109
                                                  -------------           -------------

NET INTEREST INCOME                                   3,079,885               2,983,439

PROVISION FOR POSSIBLE CREDIT LOSSES                    (79,000)                (50,000)
                                                  -------------           -------------
NET INTEREST INCOME AFTER PROVISION FOR
  POSSIBLE CREDIT LOSSES                              3,000,885               2,933,439
                                                  -------------           -------------
OTHER INCOME
  Service charges                                       802,603                 756,689
  Other                                                  27,861                  26,522
                                                  -------------           -------------

  Total Other Income                                    830,464                 783,211
                                                  -------------           -------------
OTHER EXPENSE
  Salaries and employee benefits                      1,052,387               1,094,517
  Net occupancy and equipment expense                   429,590                 419,854
  Outside service fees                                  322,948                 286,938
  Other                                                 403,323                 414,956
                                                  -------------           -------------

  Total Other Expense                                 2,208,248               2,216,265
                                                  -------------           -------------

NET INCOME                                        $   1,623,101           $   1,500,385
                                                  =============           =============



See accompanying notes.

                                                                THE EXPRESS BANK
                                   STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                          YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------



                                                                            Accumulated
                                                                               Other
                                       Common       Capital     Retained   Comprehensive
                                       Stock        Surplus     Earnings     Gain(Loss)       Total
                                   ------------  -----------  -----------  --------------  -----------
Balance - December 31, 1999         $ 1,450,000  $ 2,550,000  $ 1,639,802  $ (1,162,358)   $ 4,477,444

Net Income                                    -            -    1,500,385             -      1,500,385

Net Change in Unrealized
 Gain (Loss) on Securities                    -            -            -       900,471        900,471
                                                                                           -----------
Total Comprehensive Income                                                                   2,400,856

Dividends Paid                                -            -   (1,000,000)            -     (1,000,000)
                                    -----------  -----------  -----------  ------------    -----------

Balance - December 31, 2000           1,450,000    2,550,000    2,140,187      (261,887)     5,878,300

Net Income                                    -            -    1,623,101             -      1,623,101

Net Change in Unrealized
 Gain (Loss) on Securities                    -            -            -       336,492        336,492
                                                                                           -----------

Total Comprehensive Income                                                                   1,959,593

Dividends Paid                                -            -   (1,100,000)            -     (1,100,000)
                                    -----------  -----------  -----------  ------------    -----------

Balance - December 31, 2001         $ 1,450,000  $ 2,550,000  $ 2,663,288  $     74,605    $ 6,737,893
                                    ===========  ===========  ===========  ============    ===========

See accompanying notes.

                                                                THE EXPRESS BANK
                                                        STATEMENTS OF CASH FLOWS
                                          YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


                                                                                      2001                   2000
                                                                                 --------------         -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                   $   1,623,101          $   1,500,385
                                                                                 -------------          -------------
    Adjustments to reconcile net income to
      net cash provided by operating activities:
      Provision for possible credit losses                                              79,000                 50,000
      Provision for depreciation and amortization                                      202,612                193,642
      (Gain)/Loss on sale of investment securities                                        (213)                24,325
      Amortization and accretion of premiums and discounts
       on investment securities, net                                                    31,499                 36,242
    Change in operating assets and liabilities:
      Accrued interest receivable                                                          431                (43,148)
      Other assets                                                                     (43,382)                 9,716
      Accrued interest payable and other liabilities                                   (74,900)               158,432
                                                                                 -------------          -------------

    Total adjustments                                                                  195,047                429,209
                                                                                 -------------          -------------

    Net cash provided by operating activities                                        1,818,148              1,929,594
                                                                                 -------------          -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of securities                                                 8,667,127              7,064,747
    Proceeds from maturities and paydowns of securities                              3,616,960              1,951,369
    Purchase of investment securities                                              (13,275,353)            (7,978,922)
    Purchase of interest-bearing deposits in other banks                              (538,311)            (1,111,286)
    Purchase of Federal Home Loan Bank Stock                                                 -               (194,200)
    Net decrease (increase) in loans                                                 2,699,241             (3,591,594)
    Purchases of bank premises and equipment                                           (11,855)              (169,893)
                                                                                 -------------          -------------

    Net cash provided (used) by investing activities                                 1,157,809             (4,029,779)
                                                                                 -------------          -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase (decrease) in deposits                                              3,654,490                (14,085)
    Dividends paid                                                                  (1,100,000)            (1,000,000)
                                                                                 -------------          -------------


    Net cash provided (used) by financing activities                                 2,554,490             (1,014,085)
                                                                                 -------------          -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                 5,530,447             (3,114,270)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                      10,410,811             13,525,081
                                                                                 -------------          -------------


CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $  15,941,258          $  10,410,811
                                                                                 =============          =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Interest                                                                    $   2,194,280          $   2,275,281
                                                                                 =============          =============


See accompanying notes.

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

NOTE A            SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

                  The accounting and reporting policies of The Express Bank are in accordance with generally accepted accounting principles and the prevailing practices within the banking industry. A summary of significant accounting policies is as follows:

                  Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

                  The Bank's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions.

                  While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

                  Cash and Due From Banks - The Bank, as a member of the Federal Reserve System, is required to maintain reserves for the purpose of facilitating the implementation of monetary policy. These reserves may be maintained in the form of balances at the Federal Reserve Bank or by vault cash. The Bank did not have a reserve requirement in excess of their usable vault cash at December 31, 2001 and 2000. The Bank's cash in financial institutions exceeded the federally insured deposit limit by approximately $2,832,400 at December 31, 2001. In managing this credit risk, the Bank periodically evaluates the stability of the financial institution and places its cash with high credit quality institutions.

                  Trading Securities - Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income. The Bank does not classify any of its securities as trading securities.

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

NOTE A            SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
                  (CONTINUED)

                  Securities Available for Sale - Available for sale securities consist of investment securities not classified as trading securities or as held to maturity securities. Unrealized holding gains and losses on available for sale securities are reported as a net amount in a separate component of shareholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period of maturity.

                  Mortgage backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using methods approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs, if any, are included in earnings as realized losses.

                  Securities Held to Maturity - Government, Federal agency, and corporate debt securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and the accretion of discounts that are recognized in interest income using methods approximating the interest method over the period to maturity. At December 31, 2001 and 2000, the Bank did not classify any of its securities as held to maturity securities.

                  Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

                  Investments in Federal Home Loan Bank stock are stated at cost.

                  Concentrations of Credit - Substantially all of the Bank's loans, commitments and letters of credit have been granted to customers in the Bank's market area. Generally, such customers are depositors of the Bank. The concentrations of credit by type of loan are set forth in Note C. It is the Bank's policy to not extend credit to any single borrower or group of related borrowers in excess of the Bank's legal lending limit.

                  Interest Rate Risk - The Bank is principally engaged in providing short-term loans with interest rates that fluctuate with various market indices and intermediate-term, fixed rate real estate loans. These loans are primarily funded through short-term demand deposits and longer-term certificates of deposit with fixed rates.

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

NOTE A            SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
                  (CONTINUED)

                  Loans - Loans are stated at the unpaid principal balances, less the allowance for possible credit losses and net of deferred loan fees and unearned discounts. Unearned discounts on installment loans are recognized as income over the term of the loans using a method that approximates the interest method. Substantially all loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

                  Non-Performing Loans and Past Due Loans - Included in the non-performing loan category are loans which have been categorized by management as nonaccrual because collection of interest is doubtful and loans which have been restructured to provide a reduction in the interest rate or a deferral of interest or principal payments.

                  When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan.

                  When a loan is placed on nonaccrual status or identified as impaired, interest accrued and uncollected during the current year prior to the judgment of uncollectibility, is charged to operations. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

                  Renegotiated loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms.

                  Allowance for Possible Credit Losses - The allowance for possible credit losses is a valuation allowance available for losses incurred on loans and other commitments to extend credit. All losses are charged to the allowance for possible credit losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

                  Throughout the year, management estimates the likely level of losses to determine whether the allowance for possible credit losses is adequate to absorb anticipated losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for possible credit losses and credited to the allowance for possible credit losses in order to adjust the allowance to a level determined to be adequate to absorb losses.

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


NOTE A            SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
                  (CONTINUED)

                  Management's judgment as to the level of losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential loan losses, and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets because of economic, operating or other conditions beyond the Bank's control.

                  It should be understood that estimates of credit losses involve judgment. While it is possible that in particular periods the Bank may sustain losses which are substantial relative to the allowance for credit losses, it is the judgment of management that the allowance for credit losses reflected in the statement of condition are adequate to absorb losses which may exist in the current loan portfolio.

                  Bank Premises and Equipment - Bank premises and equipment is carried at cost less accumulated depreciation and amortization. Depreciation and amortization expense is computed principally on the straight-line method over the estimated useful lives of the assets.

                  Real Estate Acquired by Foreclosure - Real estate acquired by foreclosure is recorded at the fair value of the property less any selling costs, as applicable, at the time of foreclosure. Subsequent to foreclosure, real estate is carried at the lower of its new cost basis or fair value, less estimated costs to sell. Any adjustments to reflect declines in value below the recorded amounts are recognized and are charged to income in the period such determination is assessed. Required developmental costs associated with foreclosed property under construction are capitalized and considered in determining the fair value of the property. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other non-interest expense. At December 31, 2001 and 2000, the Bank did not have any real estate acquired by foreclosure.

                  Statements of Cash Flows - For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

                  Income Taxes - The Bank is taxed as an S Corporation under the Internal Revenue Code. In lieu of corporate income taxes, the shareholders of the Bank are taxed on their proportionate share of the Bank's taxable income.

                  Comprehensive Income - The Bank reports comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information affecting stockholders' equity that is not recognized in the calculation of net income.

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

NOTE B            INVESTMENT SECURITIES

                  Investment securities have been classified according to management's intent. The amortized cost and estimated market values of securities at December 21, 2001 and 2000 are summarized as follows:

                                                                  Gross           Gross          Estimated
                                              Amortized        Unrealized       Unrealized         Market
                   2001                          Cost             Gains           Losses           Value
                   ----                   -------------------------------------------------------------------

Securities Available For Sale:
  U.S. Treasury & Agency Securities        $    6,577,862    $       16,182   $     (24,149)  $    6,569,895
  State and Municipal Securities               14,188,298           167,025        (105,598)      14,249,725
  Mortgage-backed Securities                    9,657,741            94,984         (73,839)       9,678,886
                                          ----------------- -------------------------------------------------

                                           $   30,423,901    $      278,191   $    (203,586)  $   30,498,506
                                          ================  ===============  =============== ===============

                   2000

Securities Available For Sale:
  U.S. Treasury & Agency Securities        $    7,492,480    $        6,666   $    (121,108)  $    7,378,038
  State and Municipal Securities               10,234,492            60,519        (128,224)      10,166,787
  Mortgage-backed Securities                   11,736,949            50,092        (129,832)      11,657,209
                                          ----------------  -------------------------------- ---------------

                                           $   29,463,921    $      117,277   $    (379,164)  $   29,202,034
                                          ================  ===============  =============== ===============

                  The amortized cost and estimated market value of debt securities at December 31, 2001, by contractual maturities, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                      Securities Available for Sale
                                    ----------------------------------
                                       Amortized         Market
Amounts maturing in:                      Cost            Value
                                    ----------------------------------

1 year or less                       $   2,580,063   $   2,594,658
1 year through 5 years                   5,333,253       5,346,286
5 years through 10 years                 6,547,961       6,606,041
After 10 years                          15,962,624      15,951,521
                                    --------------- --------------

                                     $  30,423,901    $ 30,498,506
                                    =============== ==============

                  Investment securities with a carrying amount of $29,980,008 and $28,763,608 were pledged to secure public deposits and other borrowings at December 31, 2001 and 2000, respectively.

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------
NOTE C            LOANS

                  The loan portfolio consists of loans made primarily to borrowers located in the Texas counties of Brazoria and Harris.

                                     2001                 2000
                              -------------------  -------------------

Commercial                     $    4,693,076       $    5,059,403
Real Estate                        17,055,703           18,982,708
Consumer                           10,429,497           11,319,585
Municipalities                        362,499               99,253
Agricultural                          347,857              290,321
                              ---------------      ---------------

                                   32,888,632           35,751,270
Less unearned discount                (13,460)             (55,466)
                              ---------------      ---------------

                               $   32,875,172       $   35,695,804
                              ===============      ===============


                  Loan maturities of the loan portfolio at December 31, 2001 are as follows:



                                        Within 1 Year      1 - 5 Years      After 5 Years         Total
                                      -------------------------------------------------------------------------

Loans at fixed interest rates          $   10,896,398    $   17,776,820    $    1,279,127    $   29,952,345
Loans at variable interest rates            2,078,167           596,213           248,447         2,922,827
                                       --------------    --------------    --------------    --------------

                                       $   12,974,565    $   18,373,033    $    1,527,574    $   32,875,172
                                       ==============    ==============    ==============    ==============



                  In the ordinary course of business, the Bank has and expects to continue to have transactions, including borrowings, with its officers, directors, principal stockholders, and their affiliates. In the opinion of management, such transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons and did not involve more than a normal risk of collectibility or present any other unfavorable features to the Bank. Loans to such borrowers are summarized as follows:

                                             2001                2000
                                       ------------------  ------------------

Beginning balance                       $     221,026       $     600,000
New loans during the year                     141,687             342,500
Repayments during the year                   (221,026)           (721,474)
                                        -------------       -------------

Ending balance                          $     141,687       $     221,026
                                        =============       =============



                  At December 31, 2001, the Bank had no outstanding standby letters of credit and commitments with its directors and their affiliates.

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------
NOTE D   NONPERFORMING LOANS AND PAST DUE LOANS

         The following table presents information relating to nonperforming loans and past due loans:

                                              2001                2000
                                        -----------------   -----------------

         Nonaccrual loans                $     51,377      $       49,997
         Restructured loans                    25,280              11,890
         90 days or more past due loans        76,947              86,203
                                         ------------      --------------

                                         $    153,604       $     148,090
                                         ============      ==============


         With respect to nonperforming loans, the following table presents interest income actually earned and additional interest income that would have been earned under the original terms of the loans.

                                            2001                2000
                                      -----------------   -----------------


         Foregone Income                  $ 3,765              $ 7,920
         Income on nonaccrual loans           598                    -
                                          -------              -------

                                          $ 4,363              $ 7,920
                                          =======              =======


         There are no unfunded commitments to past due or nonaccrual borrowers at December 31, 2001.

         At December 31, 2001 and 2000, the recorded investment in impaired loans amounted to approximately $51,000 and $67,000, respectively. The allowance for possible credit losses related to impaired loans amounted to approximately $5,100 and $6,700 at December 31, 2001 and 2002, respectively. The average recorded investment in impaired loans amounted to approximately $59,000 and $67,000 for the years ended December 31, 2001 and 2000, respectively.

NOTE E   ALLOWANCE FOR POSSIBLE CREDIT LOSSES

         An analysis of activity in the allowance for possible credit losses is as follows:

                                           2001                2000
                                    ------------------  ------------------


         Beginning balance           $     207,882      $     188,904
         Provision for loan losses          79,000             50,000
         Loan recoveries                     6,852              3,589
         Loans charged off                (128,243)           (34,611)
                                     -------------      --------------

         Ending balance              $     165,491      $     207,882
                                     =============      ==============

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

NOTE F   BANK PREMISES AND EQUIPMENT

         Bank premises and equipment are summarized below:




                                                       2001                2000
                                                -----------------   -----------------
         Land                                    $     325,245       $     325,245
         Building                                    1,533,476           1,533,476
         Furniture, fixtures and equipment             895,668           1,185,559
                                                 -------------       -------------

                                                     2,754,389           3,044,280
         Less accumulated depreciation              (1,100,887)         (1,200,021)
          and amortization                       -------------       -------------

Bank premises and equipment, net                 $   1,653,502       $   1,844,259
                                                 =============       =============



NOTE G   ACCRUED INTEREST RECEIVABLE

         Accrued interest receivable consists of the following:


                                                 2001                2000
                                           -----------------   -----------------


         Loans                                $ 227,538           $ 274,912
         Investment securities                  377,452             330,509
                                              ---------           ---------

                                              $ 604,990           $ 605,421
                                              =========           =========



NOTE H   DEPOSITS

         The aggregate amount of certificates of deposits in denominations of $100,000 or more at December 31, 2001 and 2000 were $8,444,349 and
         $8,378,557, respectively. Interest expense for certificates of deposit in excess of $100,000 amounted to $514,092 and $460,271 for the years ended December 31, 2001 and 2000, respectively. The Bank has no brokered deposits and there are no major concentrations of deposits.

         Certificates of deposit maturing in years subsequent to December 31, 2001 are as follows:

                  2002                                       $ 18,164,449
                  2003                                          2,088,345
                  2004                                            461,478
                  2005                                            148,727
                  2006 and thereafter                             385,578
                                                             ------------

                                                             $ 21,248,577
                                                             ============

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

NOTE I            FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

                  In the normal course of business, the Bank is party to various financial instruments with off-balance sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of condition. The contract or notional amounts of those instruments reflect the extent of the involvement the Bank has in particular classes of financial instruments. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

                  The following is a summary of the various financial instruments whose contract amounts represent credit risk:


                                                    2001                2000
                                                -------------     --------------

                  Commitments to extend credit    $ 1,456,562       $ 1,712,266

                  Standby letters of credit       $    95,000       $    36,800


                  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

                  The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer.

                  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to its customers.



NOTE J            SUBSEQUENT EVENT

                  In January 2002, the Bank entered into a stock purchase agreement with First Community Capital Corporation to sell the outstanding shares of the Bank for a cash payment of $15,000,000. The sale of the Bank's outstanding shares to First Community Capital Corporation was completed May 10, 2002.

                                                                THE EXPRESS BANK
                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


NOTE K            REGULATORY MATTERS

                  The Bank is subject to various regulatory capital requirements administered by its primary regulator, the State of Texas Department of Banking. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that if undertaken, could have a direct material affect on the Bank's financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to adjusted total assets (as defined). Management believes, as of December 31, 2001, that the Bank meets all the capital adequacy requirements to which it is subject.

                  The Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank will have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank's prompt corrective action category.


                                                                                     To Be Well
                                                                                    Capitalized
                                                                                    Under Prompt
                                                             For Capital            Corrective
                                       Actual             Adequacy Purposes      Action Provisions
                              ------------------------------------------------------------------------
             2001                 Amount      Ratio       Amount      Ratio        Amount      Ratio
             ----             ------------------------------------------------------------------------
Total Risk Based Capital       $ 6,830,000    16.8%      $ 3,247,000   8.0%       $ 4,059,000    10.0%
  (to Risk Weighted Assets)
Tier I Capital                 $ 6,664,000    16.4%      $ 1,624,000   4.0%       $ 2,435,000     6.0%
  (to Risk Weighted Assets)
Tier I Capital                 $ 6,664,000     8.4%      $ 3,162,000   4.0%       $ 3,953,000     5.0%
  (to Adjusted Total Assets)

             2000
             ----
Total Risk Based Capital       $ 6,348,000    15.1%      $ 3,358,000   8.0%       $ 4,198,000    10.0%
  (to Risk Weighted Assets)
Tier I Capital                 $ 6,140,000    14.6%      $ 1,679,000   4.0%       $ 2,519,000     6.0%
  (to Risk Weighted Assets)
Tier I Capital                 $ 6,140,000     7.9%      $ 3,108,000   4.0%       $ 3,886,000     5.0%
  (to Adjusted Total Assets)


PROFORMA FINANCIAL INFORMATION

The unaudited proforma consolidated statement of condition is presented based upon First Community Capital Corporation's first quarter interim period ended March 31, 2002. The proforma consolidated statement of condition reflects the acquisition by First Community Capital Corporation of The Express Bank on May 10, 2002 as if it had occurred on March 31, 2002 and includes all material adjustments considered necessary by management for presentation in accordance with generally accepted accounting principles.

The unaudited proforma statements of earnings and comprehensive income for the year ended December 31, 2001 and the three months ended March 31, 2002 reflect the acquisition by First Community Capital Corporation of The Express Bank on May 10, 2002 as if it had occurred on January 1, 2001.

The proforma financial data do not purport to represent what First Community Capital Corporation's consolidated financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of First Community Capital Corporation's consolidated financial position or results of operations for any future period. Since the acquired entity was not under common control or management prior to the acquisition by First Community Capital Corporation, the pro forma consolidated results may not be comparable to, or indicative of, future performance.




The proforma adjustments consisted of the following:

A) To record the issuance of 434,783 common shares at $11.50 per share and 105,788 common shares for a total of $600,000 from the exercise of officer stock options.
B) To record the purchase of The Express Bank for $15,000,000, the goodwill and core deposit intangible assets acquired, the fair market value adjustments to certain assets and related deferred tax liability, and to eliminate the equity of The Express Bank.
C) To record the interest expense on trust preferred securities as if they were outstanding at the proforma acquisition date of The Express Bank, January 1, 2001.
D) To record additional depreciation expense related to the fair market value adjustments.
E) To record income tax expense for The Express Bank income (as The Express Bank was previously taxed as an S Corporation).
F) To record amortization expense related to the core deposit intangible asset acquired.

                                             FIRST COMMUNITY CAPITAL CORPORATION
                                    PROFORMA CONSOLIDATED STATEMENT OF CONDITION
                                                      MARCH 31, 2002 (Unaudited)
--------------------------------------------------------------------------------

                                                     First Community
                                                         Capital             The              Proforma             Proforma
                                                       Corporation       Express Bank        Adjustments             Total
                                                     ---------------     ------------        ------------       -------------
             ASSETS
             ------
Cash and due from banks                              $  13,071,955       $ 13,380,063        $         -        $  26,452,018

Securities available for sale                           28,009,602         29,427,718         (9,722,991) AB       47,714,329
Deposits in financial institutions                      23,900,000          2,145,566                  -           26,045,566
Other investments                                          290,000                  -                  -              290,000

Loans                                                  206,172,806         33,412,523                  -          239,585,329
    Less allowance for possible credit losses           (2,242,142)          (163,297)          (314,423) B        (2,719,862)
                                                     -------------       ------------        -----------        -------------
    Loans, net                                         203,930,664         33,249,226           (314,423)         236,865,467

Bank premises and equipment, net                         7,413,991          1,607,612            621,073  B         9,642,676
Accrued interest receivable                              1,177,673            445,404                  -            1,623,077
Federal Home Loan Bank stock                             1,876,900            194,200                  -            2,071,100
Federal Reserve Bank stock                                 625,300                  -                  -              625,300
Texas Independent Bank stock                                40,000                  -                  -               40,000
Cash surrender value of life insurance                   7,210,220                  -                  -            7,210,220
Goodwill                                                         -                  -          6,578,725  B         6,578,725
Core deposit intangible                                          -                  -          2,369,000  B         2,369,000
Other assets                                             2,043,403             74,661                  -            2,118,064
                                                     -------------       ------------        -----------        -------------
                                                     $ 289,589,708       $ 80,524,450        $  (468,616)       $ 369,645,542
                                                     =============       ============        ===========        =============

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------

Liabilities
    Deposits:
      Noninterest-bearing                            $  69,942,842       $ 13,905,802        $         -        $  83,848,644
      Interest-bearing                                 157,024,672         59,125,431                  -          216,150,103
                                                     -------------       ------------        -----------        -------------
    Total Deposits                                     226,967,514         73,031,233                  -          299,998,747

Federal Home Loan Bank borrowings                       31,497,000                  -                  -           31,497,000
Fed Funds purchased                                        500,000                  -                  -              500,000
Accrued interest payable and other liabilities             717,294            472,811            951,790  B         2,141,895
                                                     -------------       ------------        -----------        -------------
    Total Liabilities                                  259,681,808         73,504,044            951,790          334,137,642
                                                     -------------       ------------        -----------        -------------
Company Obligated Mandatorily Redeemable
    Trust Preferred Securities of Subsidiary Trust      10,000,000                  -                  -           10,000,000
                                                     -------------       ------------        -----------        -------------
Stockholders' Equity
    Common stock                                            23,252          1,450,000         (1,444,594) AB           28,658
    Treasury Stock                                             (88)                 -                  -                  (88)
    Capital surplus                                     18,449,652          2,550,000          3,044,594  AB       24,044,246
    Retained earnings                                    1,524,243          2,930,834         (2,930,834) B         1,524,243
    Accumulated other comprehensive income (loss)          (89,159)            89,572            (89,572) B            (89,159)
                                                     -------------       ------------        -----------        -------------
    Total Stockholders' Equity                          19,907,900          7,020,406         (1,420,406)          25,507,900
                                                     -------------       ------------        -----------        -------------

                                                     $ 289,589,708       $ 80,524,450        $  (468,616)       $ 369,645,542
                                                     =============       ============        ===========        =============


                                             FIRST COMMUNITY CAPITAL CORPORATION
            PROFORMA CONSOLIDATED STATEMENT OF EARNINGS AND COMPREHENSIVE INCOME
                           FOR THE THREE MONTHS ENDED MARCH 31, 2002 (Unaudited)
--------------------------------------------------------------------------------

                                                First Community
                                                    Capital              The             Proforma                  Proforma
                                                  Corporation       Express Bank       Adjustments                  Total
                                                ---------------- ------------------ -----------------       -----------------
INTEREST INCOME
    Interest and fees on loans                    $   3,903,259     $       724,628    $              -       $     4,627,887
    Securities available for sale                       731,045             350,677                   -             1,081,722
    Federal funds sold                                      154                   -                   -                   154
    Other investments                                    21,296              73,626                   -                94,922
                                                  -------------     ---------------    ----------------        --------------

    Total Interest Income                             4,655,754           1,148,931                   -             5,804,685
                                                  -------------     ---------------    ----------------        --------------

INTEREST EXPENSE
    Deposits                                          1,240,201             292,089                   -             1,532,290
    Other borrowed funds                                255,572                   -                   -               255,572
                                                ----------------  -----------------    ----------------        --------------

    Total Interest Expense                            1,495,773             292,089                   -             1,787,862
                                                ---------------   -----------------    ----------------        --------------

NET INTEREST INCOME                                   3,159,981             856,842                   -             4,016,823

PROVISION FOR POSSIBLE CREDIT LOSSES                   (375,000)            (18,000)                  -              (393,000)
                                                ----------------  -----------------    ----------------        --------------

NET INTEREST INCOME AFTER PROVISION FOR
    POSSIBLE CREDIT LOSSES                            2,784,981             838,842                   -             3,623,823
                                                ----------------  -----------------    ----------------        --------------

NON-INTEREST INCOME
    Service charges                                     514,169             183,211                   -               697,380
    Other                                                82,432               1,579                   -                84,011
                                                ----------------  -----------------    ----------------        --------------

    Total Non-Interest Income                           596,601             184,790                   -               781,391
                                                ----------------  -----------------    ----------------        --------------

NON-INTEREST EXPENSE
    Salaries and employee benefits                    1,308,780             236,024                   -             1,544,804
    Net occupancy and equipment expense                 470,984             106,195               4,263 D             581,442
    Office expenses                                     736,572              83,265                   -               819,837
    Minority interest expense, trust
     preferred securities                               204,551                   -                   -               204,551
    Other                                               275,548              80,602              97,356 F             453,506
                                                ----------------  -----------------    ----------------        --------------

    Total Non-Interest Expense                        2,996,435             506,086             101,619             3,604,140
                                                ----------------  -----------------    ----------------        --------------

EARNINGS BEFORE INCOME TAXES                            385,147             517,546            (101,619)              801,074

INCOME TAXES                                             87,262                   -             141,416 D,E,F         228,678
                                                ----------------  -----------------    ----------------        --------------

NET EARNINGS                                            297,885             517,546            (243,035)              572,396

OTHER COMPREHENSIVE INCOME
    Unrealized gain on available for
     sale securities                                     98,072              14,967              (5,089)E             107,950
                                                ----------------  -----------------    ----------------        --------------

COMPREHENSIVE INCOME                            $       395,957  $          532,513    $       (248,124)       $      680,346
                                                ================  =================    ================        ==============


                                             FIRST COMMUNITY CAPITAL CORPORATION
            PROFORMA CONSOLIDATED STATEMENT OF EARNINGS AND COMPREHENSIVE INCOME
                                FOR THE YEAR ENDED DECEMBER 31, 2001 (Unaudited)
--------------------------------------------------------------------------------

                                            First Community
                                                Capital               The              Proforma                    Proforma
                                              Corporation         Express Bank        Adjustments                    Total
                                            ---------------    ----------------    -----------------            ----------------
INTEREST INCOME
   Interest and fees on loans              $     15,660,878    $      3,162,561    $               -            $     18,823,439
    Securities available for sale                 2,616,133           1,538,966                    -                   4,155,099
    Federal funds sold                              105,744                   -                    -                     105,744
    Other investments                                 2,752             422,090                    -                     424,842
                                            ---------------    ----------------    -----------------            ----------------

    Total Interest Income                        18,385,507           5,123,617                    -                  23,509,124
                                            ---------------    ----------------    -----------------            ----------------

INTEREST EXPENSE
    Deposits                                      7,103,483           2,043,732                    -                   9,147,215
    Other borrowed funds                            442,019                   -                    -                     442,019
                                            ---------------    ----------------    -----------------            ----------------

    Total Interest Expense                        7,545,502           2,043,732                    -                   9,589,234
                                            ---------------    ----------------    -----------------            ----------------

NET INTEREST INCOME                              10,840,005           3,079,885                    -                  13,919,890

PROVISION FOR POSSIBLE CREDIT LOSSES             (1,600,000)            (79,000)                   -                  (1,679,000)
                                            ---------------    ----------------    -----------------            ----------------

NET INTEREST INCOME AFTER PROVISION FOR
  POSSIBLE CREDIT LOSSES                          9,240,005           3,000,885                    -                  12,240,890
                                            ---------------    ----------------    -----------------            ----------------

NON-INTEREST INCOME
    Service charges                               2,050,320             802,603                    -                   2,852,923
    Other                                         1,060,824              27,861                    -                   1,088,685
                                            ---------------    ----------------    -----------------            ----------------

    Total Non-Interest Income                     3,111,144             830,464                    -                   3,941,608
                                            ---------------    ----------------    -----------------            ----------------

NON-INTEREST EXPENSE
    Salaries and employee benefits                5,153,038           1,052,387                    -                   6,205,425
    Net occupancy and equipment expense           1,761,486             429,590               17,051 D                 2,208,127
    Office expenses                                 272,265             322,948                    -                     595,213
    Minority interest expense, trust
     preferred securities                           410,133                   -              427,566 C                   837,699
    Other                                         3,358,369             403,323              389,425 F                 4,151,117
                                            ---------------    ----------------    -----------------            ----------------

    Total Non-Interest Expense                   10,955,291           2,208,248              834,042                  13,997,581
                                            ---------------    ----------------    -----------------            ----------------

EARNINGS BEFORE INCOME TAXES                      1,395,858           1,623,101             (834,042)                  2,184,917

INCOME TAXES                                        169,500                   -              268,281 C,D,E,F             437,781
                                            ---------------    ----------------    -----------------            ----------------

NET EARNINGS                                      1,226,358           1,623,101           (1,102,323)                  1,747,136

OTHER COMPREHENSIVE INCOME
  Unrealized (loss) gain on available
   for sale securities                             (176,880)            336,492             (114,407)E                    45,205
                                            ---------------    ----------------    -----------------            ----------------

COMPREHENSIVE INCOME                        $     1,049,478    $      1,959,593       $   (1,216,730)           $      1,792,341
                                            ===============    ================       ==============            ================

                                      F-24